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                                                                       EXHIBIT 5

                               January 16, 1997



Simon Transportation Services Inc.
4646 South 500 West
Salt Lake City, UT 84123

     RE:  Registration Statement on Form S-1 -
          2,000,000 Shares of Class A Common Stock
          ----------------------------------------

Ladies and Gentlemen:

     Scudder Law Firm, P.C. has served as legal counsel to Simon Transportation Services Inc., a Nevada corporation (the "Company"), in the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1 dated January 17, 1997, as amended. Such Registration Statement was filed pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations thereunder for the registration of 2,000,000 shares of Class A Common Stock of the Company (2,300,000 shares if the underwriters' over-allotment option is exercised in full), 1,425,000 and 575,000 of which shares will be sold by the Company and certain stockholders of the Company, respectively. The Company and Richard D. Simon, the Company's principal stockholder, will sell an additional 100,000 and 200,000 shares of Class A Common Stock, respectively, if the underwriters' over-allotment option is exercised in full.

     In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements, and instruments as we have deemed necessary and appropriate.

     Based upon the foregoing, it is our opinion that the Company's shares of Class A Common Stock, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid, and nonassessable.

     The undersigned hereby consents to the filing of this opinion as Exhibit 5 to the Registration Statement and the use of its name in the Registration Statement under the caption of the prospectus entitled "Legal Matters" and elsewhere it may appear.

                                    Very truly yours,

                                    Scudder Law Firm, P.C.


                                    By:  /s/ Mark A. Scudder
                                         ------------------------------
                                         Mark A. Scudder, Principal

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